ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the office of | Document Number 20080175864-11 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 03/13/2008 4:11 PM |
| | Entity Number C9385-2003 |

# Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

COUNTERPATH CORPORATION

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

415,384,500 shares of common stock with a par value of $0.001 and 100,000,000 preferred stock with a par value of $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

83,076,900 shares of common stock with a par value of $0.001 and 100,000,000 preferred stock with a par value of $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue 1 share of common stock for every five (5) shares of the common stock issued and outstanding after the effective date of the reverse split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.

7. Effective date of filing (optional): 3/19/08

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature]

Signature

CFO

Title

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*